Exhibit 1.8

REDOMICILIATION OF THE REGISTERED OFFICE OF THE COMPANY TO THE
NETHERLANDS AND SIMULTANEOUS TRANSFORMATION INTO A NAAMLOZE
VENNOOTSCHAP (N.V.) GOVERNED BY DUTCH LAW

Terms and conditions for the initial allocation of Special Voting Shares A and the carry-over of the registration period in the Italian special register

In the context of the transfer of the registered office of Davide Campari-Milano S.p.A. (the Company or Campari) to the Netherlands and simultaneous transformation of the Company into a Naamloze Vennootschap (N.V.) governed by Dutch law (the Transaction), consistently with the provisions of the articles of association currently in force:

(i)
shareholders of Campari who, as of the effective date of the Transaction, will be holders of the increased voting benefit (voto maggiorato) pursuant to article 127-quinquies of Legislative Decree no. 58 of 24 February 1998 (the TUF) will have the right to receive one special voting share A, granting 1 voting right (the Special Voting Shares A) and, as a consequence of this assignment, will be able to continue to exercise 2 voting rights for each Ordinary Share held (the Initial Electing Shareholders); and

(ii)
shareholders of Campari who, as of the effective date of the Transaction, will be registered in the special register established pursuant to article 127-quinquies, paragraph 2, of the TUF (the Italian Loyalty Register) but not yet entitled to the increased voting rights (voto maggiorato) pursuant to Italian law (the Registered Electing Shareholders) will be entitled to request the Company to consider and carry-over the previous period of registration in the Italian Loyalty Register for the purpose of calculating the two years period of uninterrupted holding of the Ordinary Shares constituting a condition to the assignment of the Special Voting Shares A.  Therefore, by way of example, shareholders registered in the special register for 12 months prior to the effectiveness of the Transaction will be entitled to the assignment of Special Voting Shares A upon the expiry of additional 12 months – rather than 24 months – of uninterrupted holding of the Ordinary Shares, and of their continuous registration in the loyalty register, provided that a request is made in such regard.

For the purposes of the foregoing, this document provides for:

(A)	the terms and conditions that the Initial Electing Shareholders must follow in order to receive the Special Voting Shares A upon the Initial Allocation Date A (as defined below); and

(B)
the terms and conditions that the Registered Electing Shareholders must follow in order to request the Company to consider and to carry over the previous period of registration in Italian Loyalty Register for the purpose of calculating the two years period of uninterrupted holding of the Ordinary Shares.

1.	Special Voting Shares A

Long-term ownership of ordinary shares of Campari will be promoted by granting eligible shareholders with special voting shares granting additional voting rights to the one granted by each ordinary share of the Company. For this purpose the Company will issue, amongst other, special voting shares attaching 1 voting right each (the Special Voting Shares A).

2.	Initial Allocation of Special Voting Shares A to the Initial Electing Shareholders

On the effective date of Transaction, the ordinary shares of the Initial Electing Shareholders will be automatically registered in a loyalty register kept by Campari in accordance with the “Terms and Conditions of the Special Voting Shares” (the Loyalty Register).

Subject to and provided that the initial allocation procedure described in the present document and the “Terms and Conditions for Special Voting Shares” are duly complied with, Initial Electing Shareholders will be entitled to 1 Special Voting Shares A for each ordinary share held in the share capital of the Company.

Special Voting Shares A will be assigned to the Initial Electing Shareholders on or about the 30th calendar day after the effective date of the Transaction (the Initial Allocation Date A).

After the effective date of the Transaction, the Initial Electing Shareholders who wish to receive Special Voting Shares A on the Initial Allocation Date A, must:

(i)
transmit an election form (the Initial Election Form), available on the corporate website of Campari (www.camparigroup.com), duly filled in and signed, to the depository intermediary where their relevant Campari shares are registered, in order for the latter to procure that the Initial Election Form is received by Campari within, and no later than, the 20th calendar day after the effective date of the Transaction; and

(ii)
continuously own their Campari shares in relation to which allotment of Special Voting Shares A will have been requested during the period between the effective date of the Transaction and the Initial Allocation Date A.

Without prejudice to the permitted transfers set out in the “Terms and Conditions for Special Voting Shares”, attached to the Board of Directors’ explanatory report relating to the Transaction, available on the corporate website of Campari (www.camparigroup.com), in case of transfer of such Campari shares prior to the Initial Allocation Date A, the requesting shareholder shall forfeit the right to receive the Special Voting Shares A on the Initial Allocation Date A.

In filling in the Initial Election Form, shareholders shall indicate the number of Campari shares held in relation to which they wish to receive, in addition to the ordinary shares of the Company, a corresponding number of Special Voting Shares A.

The holding of the Campari shares on the effective date of the Transaction and on the date of transmission of the Initial Assignment Form to the depository intermediary, will be certified by such intermediary.

3.	Subsequent Allocation of Special Voting Shares A to the Registered Electing Shareholders

On the effective date of Transaction, the ordinary shares of the Registered Electing Shareholders registered in the Italian Loyalty Register will be automatically registered in the Loyalty Register.

The Registered Electing Shareholders who wish keep their ordinary shares in the Special Register (and therefore carry over the previous period of registration in the Italian Loyalty Register for the purpose of the subsequent allocation of Special Voting Shares A), after the effective date of the Transaction must transmit a registration confirmation form (the Registration Confirmation Form), available on the corporate website of Campari (www.camparigroup.com), duly filled in and signed, to the depository intermediary where their relevant Campari shares are registered, in order for the latter to procure that the Confirmation Form is received by Campari within and no later than the 20th calendar days after the effective date of the Transaction.

In filling in the Registration Confirmation Form, shareholders shall indicate the number of Campari shares held in relation to which they wish to keep the registration in the Special Register.

The holding of the Campari shares on the effective date of the Transaction and on the date of transmission of the Registration Confirmation Form to the depository intermediary, will be certified by such intermediary.

***

The Initial Election Form and the Registration Confirmation Form (as the case may be), duly filled in and signed by the requesting shareholder, must be received by Campari, through the respective depository intermediary where the relevant shares are registered, after the effective date of the Transaction and by and no later than the 20th calendar day after such date, by penalty of forfeiture of the rights of the Initial Electing Shareholders and the rights of the Registered Electing Shareholders described above. Further information on the effective date of the Transaction will be made available on the Company website (www.camparigroup.com).

By signing the Initial Assignment Form and the Registration Confirmation Form (as the case may be), the requesting shareholder will also issue a power-of-attorney to an agent (the Agent), through which she/he/it will authorize and give irrevocable instructions to the Agent to represent her/him/it and to act on her/his/its behalf in relation to the issuance, assignment, acquisition, conversion, sale, re-purchase and transfer of the Special Voting Shares in accordance with the ‘Terms and Conditions for Special Voting Shares’.

Further information on the initial allocation procedure of Special Voting Shares A and the subsequent allocation procedure of special voting shares is included in the “Terms and Conditions for Special Voting Shares”, attached to the Board of Directors’ explanatory report relating to the Transaction, available on the corporate website of Campari (www.camparigroup.com).

The present document has been prepared and is made available to the public in accordance with the provisions of Article 84 of Consob Resolution No. 11971 of 14 May 1999, as subsequently amended.

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